Exhibit 23.1

CONSENT OF HUDDLESTON & CO., INC.

As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2011, 2010, and 2009 included herein. We consent to the incorporation by reference in this Annual Report and to the use of our name as it appears under the caption “Experts”.

HUDDLESTON & CO., INC. Texas Registered Engineering Firm F-1024

/s/ Peter D. Huddleston
Peter D. Huddleston. P.E. President

Houston. Texas

March 13, 2012